Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated July 19, 2024, with respect to the consolidated financial statements of Darden Restaurants, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP

Orlando, Florida
September 27, 2024